UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
5.375% Subordinated Notes due 2056	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ¬
Securities Act registration statement file number to which this form relates:
333-212120
Securities to be registered pursuant to Section 12(g) of the Act:
None

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
BOK Financial Corporation (the “Registrant”) hereby incorporates by reference herein the description of its 5.375% Subordinated Notes due 2056 (the “Notes”) to be registered hereunder, set forth under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement, dated June 20, 2016, constituting part of the Registration Statement on Form S-3 (File No. 333-212120) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Notes are expected to be listed on The Nasdaq Stock Market LLC.

Item 2.	Exhibits

4.1
Form of Subordinated Notes Indenture, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-212120) filed on June 20, 2016).

4.2	Form of 5.375% Subordinated Notes due 2056 Global Security.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell_________________________________
    Name:     Steven E. Nell
Title:     Executive Vice President and Chief Financial Officer

June 24, 2016